                                                                     EXHIBIT 4.4



                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN


                         Sylvan Learning Systems, Inc.

                                      and

                           Goldman Acquisition Corp.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I CONVEYANCE OF ASSETS
     Section 1.01   Conveyance of Assets.....................................  1
     Section 1.02   No Assumption of Obligations and Liabilities.............  2
     Section 1.03   Purchase Price...........................................  2
     Section 1.04   Distribution.............................................  2

ARTICLE II REPRESENTATIONS OF GOLDMAN
AND THE GOLDMAN STOCKHOLDERS.................................................  2
     Section 2.01   Organization, Valid Authorization and Good Standing....... 2
     Section 2.02   Compliance................................................ 3
     Section 2.03   Approvals................................................. 3
     Section 2.04   Capitalization............................................ 3
     Section 2.05   Disclosure................................................ 3
     Section 2.06   Title to Goldman Assets................................... 4
     Section 2.07   Tax Matters............................................... 4
     Section 2.08   Investment Intent......................................... 4
     Section 2.09   Legends................................................... 4

ARTICLE III REPRESENTATIONS OF SYLVAN......................................... 5
     Section 3.01   Organization, Valid Authorization and Good Standing....... 5
     Section 3.02   Compliance................................................ 5
     Section 3.03   Approvals................................................. 5
     Section 3.04   Capitalization............................................ 6
     Section 3.05   Disclosure................................................ 6
     Section 3.06   Validity of Exchange Shares............................... 6
     Section 3.07   Tax Matters............................................... 6

ARTICLE IV ADDITIONAL AGREEMENTS.............................................. 6
     Section 4.01   Current Public Information................................ 6
     Section 4.02   Registration Rights....................................... 6
     Section 4.03   Sylvan Liabilities........................................ 7

ARTICLE V CLOSING............................................................. 7
     Section 5.01   Closing................................................... 7
     Section 5.02   Documents to be Delivered by Goldman and the Goldman
                    Stockholders.............................................. 7
     Section 5.03   Documents to be Delivered by Sylvan....................... 8

ARTICLE VI INDEMNIFICATION.................................................... 8


                                      (i)

     Section 6.01   Indemnification by Goldman and the Goldman Stockholders... 8
     Section 6.02   Indemnification by Sylvan................................. 8
     Section 6.03   Notice and Defense........................................ 9
     Section 6.04   Survival................................................. 10

ARTICLE VII MISCELLANEOUS.................................................... 10
     Section 7.01   Remedies Not Exclusive................................... 10
     Section 7.02   Parties Bound............................................ 10
     Section 7.03   Notices.................................................. 10
     Section 7.04   Choice of Law............................................ 11
     Section 7.05   Entire Agreement; Amendments and Waivers................. 11
     Section 7.06   Attorneys' Fees.......................................... 12
     Section 7.07   Further Assurances....................................... 12
     Section 7.08   No Tax Representations................................... 12
     Section 7.09   No Rights as Stockholder................................. 12
     Section 7.10   Multiple Counterparts.................................... 12
     Section 7.11   Headings................................................. 12
     Section 7.12   Severability............................................. 12
     Section 7.13   Gender and Number........................................ 12


                                     (ii)

                     AGREEMENT AND PLAN OF REORGANIZATION


   This Agreement and Plan of Reorganization ("Agreement"), dated as of January 31, 1997, is made by and among Sylvan Learning Systems, Inc., a Maryland corporation ("Sylvan"), and Goldman Acquisition Corp., an Illinois corporation ("Goldman") (Sylvan and Goldman are individually referred to herein as a "Party" and collectively referred to herein as the "Parties").

                                WITNESSETH:

   WHEREAS, Douglas L. Becker, Jill E. Becker, Bruce L. Goldman, Rudolph C. Hoehn-Saric, Steven Taslitz and Bruce Goldman, Trustees of the KJT Annuity Trust U/A/D 12/15/93 and Kathy J. Taslitz, (the "Goldman Stockholders") are the sole stockholders of Goldman.

   WHEREAS, Sylvan is engaged in the business of educational services.

   WHEREAS, Goldman desires to sell and transfer all of the assets consisting solely of 634,468 shares of Common Stock of Sylvan, par value $.01 per share, (the "Sylvan Stock") and those certain liabilities of Goldman specifically listed on Exhibit A hereto (collectively, the "Goldman Assets") solely in exchange for 633,382 shares of Common Stock of Sylvan, $.01 par value per share (the "Exchange Shares"), and Sylvan desires to purchase and acquire the Goldman Assets, in a transaction that, for Federal income tax purposes, is intended to qualify as a reorganization under the provisions of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the terms set forth in this Agreement.

   WHEREAS, the Parties desire to effect this Agreement for good business purposes including, but not limited to (i) eliminating the possibility that two of Sylvan's executive officers will be forced to sell, transfer, or otherwise convey a portion of the Sylvan Stock beneficially owned by them through Goldman since such a sale may subject the Sylvan executive officers to strict liability under the Securities and Exchange Act of 1934, as amended, and (ii) eliminating Goldman as a holding company of Sylvan Stock in order to reduce the administrative costs of the current holding company structure.

   NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                             CONVEYANCE OF ASSETS


   Section 1.01   Conveyance of Assets.  Subject to the terms and conditions
                  --------------------
herein set forth, and in reliance upon the representations and warranties set forth herein, Goldman agrees to sell, convey, assign, transfer and deliver to Sylvan, and Sylvan agrees to acquire, the Goldman Assets owned by Goldman as of the Closing Date.

    Section 1.02   No Assumption of Obligations and Liabilities. Sylvan shall
                   --------------------------------------------
not assume or be deemed to have assumed and shall not be responsible for any obligation or liability of Goldman, direct or indirect, known or unknown, absolute or contingent other than those liabilities specifically set forth on Exhibit A hereto (the "Goldman Liabilities").

    Section 1.03   Purchase Price. As full consideration for the sale, transfer,
                   --------------
conveyance and delivery of the Goldman Assets, and subject to and in reliance upon the terms and conditions of this Agreement, Sylvan agrees to issue to Goldman stock certificates representing that number of Exchange Shares having an aggregate Fair Market Value on the Closing Date equal to (A) the aggregate Fair Market Value of the Goldman Assets on the Closing Date minus (B) the Goldman
                                                       -----
Liabilities. The Fair Market Value of each share of the Sylvan Stock and each share of the Exchange Stock on the Closing Date shall be the average of the per share closing price of the Common Stock of Sylvan on the Nasdaq Stock Market, as reported in the Wall Street Journal (Eastern Edition), on each of the fifteen
                -------------------
business days immediately preceding the Closing Date.

   Section 1.04    Distribution. Goldman and the Goldman Stockholders agree that
                   ------------
Goldman will immediately distribute to the Goldman Stockholders the Exchange Shares in complete liquidation of Goldman and promptly thereafter dissolve Goldman as an integral part of the transaction.

                                ARTICLE II
                        REPRESENTATIONS OF GOLDMAN AND
                           THE GOLDMAN STOCKHOLDERS

   Each of the Goldman Stockholders, jointly and severally, and Goldman, jointly and severally with the Goldman Stockholders, represent and warrant to Sylvan that:

   Section 2.01  Organization, Valid Authorization and Good Standing.  Goldman
                 ---------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is not required to be qualified to do business in any state or jurisdiction other than the State of Illinois. Goldman does not have any subsidiaries. Goldman has the power and authority to own all of the Goldman Assets. Goldman and the Goldman Stockholders have the power and authority to enter into this Agreement and to carry out their obligations thereunder. The execution and delivery of this Agreement and related transaction documents to which any of Goldman and the Goldman Stockholders are party and the consummation of this Agreement and the transactions contemplated hereby and thereby have been duly and validly authorized by such party, and no other corporate or other proceedings on the part of Goldman are necessary to authorize this Agreement and related transaction documents and the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by each of Goldman and the Goldman Stockholders and constitutes the valid and binding agreement that is enforceable against each such party in accordance with its terms.

   Section 2.02  Compliance.  The execution and delivery of this Agreement and
                 ----------
related transaction documents and the consummation of the transactions contemplated thereby by Goldman and the Goldman Stockholders (A) will not
(i) violate any provision of Goldman's charter or by-laws, (ii) violate any provision of, or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, lien, lease, contract, license, instrument or any other agreement to which Goldman or any of the Goldman Stockholders is a party,
(iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Goldman or any of the Goldman Stockholders, or (iv) violate or conflict with any order award, judgment or decree or other material restriction or any law, ordinance or regulation to which Goldman or any of the Goldman Stockholders or property of Goldman or any of the Goldman Stockholders is subject and (B) do not require the consent or other authorization of any Party to any lease, lien, contract, license, instrument or other agreement to which Goldman or any of the Goldman Stockholders is also party.

   Section 2.03   Approvals.  To the best of Goldman's and the Goldman
                  ---------
Stockholders' knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person is required in connection with the execution and delivery of this Agreement and related transaction documents by each of Goldman and the Goldman Stockholders for the consummation by such Party of the transactions contemplated thereby.

   Section 2.04  Capitalization.  The entire authorized capital of Goldman
                 --------------
consists of 1,000 shares of common stock, no par value, of which 100 shares are issued and outstanding (the

"Goldman Shares"). The Goldman Stockholders are and on the Closing Date will be the only record and beneficial owners and holders of the Goldman Shares, free and clear of all liens, claims or encumbrances of any kind. All of the outstanding Goldman Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements or contracts relating to the voting, issuance, sale, or transfer of any Goldman Shares or securities convertible into Goldman Shares, including any shareholders' agreements, voting agreements or trusts and any agreements relating to the issuance of any options, warrants puts, or calls.

   Section 2.05  Disclosure.  No representation, warranty or statement made by
                 ----------
Goldman or the Goldman Stockholders in this Agreement, or any agreements, certificates, documents or instruments delivered or to be delivered to Sylvan in accordance with this Agreement or the related transaction documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

   Section 2.06  Title to Goldman Assets.  Goldman is the owner and has as of
                 -----------------------
the date hereof, good and marketable title to the Goldman Assets, free and clear of any and all liens, charges, pledges, claims, security interests, exceptions or other encumbrances of any kind.

   Section 2.07  Tax Matters.  Goldman and each of the Goldman Stockholders
                 -----------
agree that each shall report the transaction described herein as a tax-free reorganization pursuant to Section 368(a)(1)(C) of the Code for federal income tax purposes and that each will take or omit to make any and all actions required or recommended by its respective counsel to cause the transaction to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(C) of the Code for federal income tax purposes.

   Section 2.08  Investment Intent.  It is understood that the Exchange Shares
                 -----------------
to be delivered to Goldman and distributed to the Goldman Stockholders pursuant to this Agreement are not being registered, for purposes of the transactions hereunder, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and the Exchange Shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act or any state securities laws. Each of Goldman and the Goldman Stockholders is acquiring the Purchaser Common Stock hereunder only for his own account for investment and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act unless such shares first are registered under the Securities Act.

   In connection with the foregoing, each of the Goldman Stockholders hereby represents and warrants that:

         (a) he or she has reviewed, discussed and evaluated the information delivered under this Agreement and has had the opportunity to ask questions of, and receive answers from, executive officers of Sylvan concerning the terms and conditions of this Agreement and to obtain any additional information which he or she considered necessary to verify the accuracy of the information delivered hereunder;

         (b) he or she understands that he or she must bear the economic risks of the investment in the Exchange Shares to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or an exemption from registration is available; and

         (c) he has sufficient knowledge and experience in financial and business matters to enable him or her to be capable of evaluating the merits and the risks of the exchange of the Goldman Assets for the Exchange Shares contemplated by this Agreement and his or her prospective investment in Sylvan.

   Section 2.09  Legends.  It is understood and agreed that, to implement the
                 -------
requirements of the Securities Act and state securities laws and evidence the restrictions upon transfer contained in this Agreement, Sylvan will cause a legend to be conspicuously noted on the certificates representing the Exchange Shares deliverable hereunder, and that Sylvan will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act and that no transfer may take place except as permitted by Section 5.03 of this Agreement and after delivery of an opinion of counsel satisfactory to Sylvan to the effect that registration thereof for the purpose of transfer is not required under the Securities Act or that the stock proposed to be transferred has been effectively registered for that purpose under the Securities Act.

                                  ARTICLE III
                           REPRESENTATIONS OF SYLVAN

   Sylvan represents and warrants to each of Goldman and the Goldman Stockholders that:

   Section 3.01  Organization, Valid Authorization and Good Standing.  Sylvan is
                 ---------------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Sylvan is duly qualified to transact business in the State of Maryland. Sylvan has the power and authority to own all of its properties and assets and to conduct its business, except where the failure to have such power and authority would not have a material adverse effect on the business of Sylvan. Sylvan has the power and authority to enter into this Agreement and related transaction documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the transaction documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Sylvan, and no other corporate or other proceedings on the part of Sylvan is necessary to authorize this Agreement and related transaction documents and the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Sylvan and constitutes the valid and binding agreement of Sylvan enforceable in accordance with its terms.

   Section 3.02  Compliance.  The execution and delivery of this Agreement and
                 ----------
related transaction documents and the consummation of the transactions contemplated thereby by Sylvan (A) will not (i) violate any provision of its charter or bylaws, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, lien, lease, contract, license, instrument or any other agreement to which Sylvan is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Sylvan, or (iv) violate or conflict with any order, award, judgment or decree or other restriction or any law, ordinance or regulation to which Sylvan is subject and (B) do not require the consent or other authorization of any party to any lease, lien, contract, license, instrument or other agreement to which Sylvan is also party.

   Section 3.03  Approvals.  To the best of Sylvan's knowledge, no consent,
                 ---------
approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of this Agreement or related transaction documents by Sylvan or the consummation by Sylvan of the transactions contemplated thereby, except for any filings and approvals required under the rules and regulations of the Securities and Exchange Commission, and filings and approvals required by the Blue Sky laws of the various states.

   Section 3.04  Capitalization.  The entire authorized capital stock of Sylvan
                 --------------
as of the date of this Agreement consists of 40 million shares of common stock, $.01 par value, and 10 million shares of preferred stock, $.01 par value.

   Section 3.05  Disclosure.  To the best of Sylvan's knowledge, no
                 ----------
representation, warranty or statement made by Sylvan in this Agreement, or any agreements, certificates, documents or instruments delivered or to be delivered to Goldman and the Goldman Stockholders in accordance with this Agreement or the related transaction documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

   Section 3.06  Validity of Exchange Shares.  The Exchange Shares to be
                 ---------------------------
delivered by Sylvan hereunder have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

   Section 3.07  Tax Matters.  Sylvan agrees to (i) report the transaction
                 -----------
described herein as a tax-free reorganization pursuant to Section 368(a)(1)(C) of the Code for federal income tax purposes and (ii) take or omit to take any and all actions required or recommended by its counsel and independent auditors to cause the transaction to qualify as a tax-free reorganization pursuant to
Section 368(a)(1)(C) of the Code for federal income tax purposes. Sylvan has no plan or intention to (i) reacquire any of the Exchange Shares or (ii) sell or otherwise dispose of the Goldman Assets.

                                  ARTICLE IV
                             ADDITIONAL AGREEMENTS

   Section 4.01  Current Public Information.  At all times that any Exchange
                 --------------------------
Shares remain outstanding, Sylvan shall comply with the requirements of Rule 144 under the Securities Act regarding the availability of current public information to the extent required to enable any holder of Exchange Shares to sell such shares without registration under the Securities Act pursuant to Rule 144.

   Section 4.02  Registration Rights.  Sylvan shall use its best efforts to file
                 -------------------
within 90 days a registration statement on Form S-3 covering the sale from time to time of the Exchange Shares by Goldman or the Goldman Stockholders, and shall use its best efforts to cause the Registration Statement to become effective and to maintain its effectiveness until the earlier of (i) such time as all of the Exchange Shares have been sold pursuant thereto and (ii) such time as the Exchange Shares are eligible for transfer without restriction pursuant to Rule 144(k) under the Securities Act if not held by Sylvan Affiliates. Sylvan will also furnish to the Goldman Stockholders with respect to the Exchange Shares registered under the Registration Statement such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Goldman Stockholders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Exchange Shares by the Goldman Stockholders, provided, however, that the obligation of Sylvan to deliver copies of prospectuses or preliminary prospectuses to the Goldman Stockholders shall be subject to the receipt by Sylvan of reasonable assurances from the Goldman Stockholders that the Goldman Stockholders will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses. Sylvan will file documents required of Sylvan for blue sky clearance for the Goldman Stockholders to offer and sell the Exchange Shares in all states reasonably requested, provided, however, that Sylvan shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented. The Goldman Stockholders have agreed to bear all expenses in connection with the obligations described in this Section 4.02 and the registration of the Exchange Shares pursuant to a registration statement, including brokerage commissions, placement agent fees, underwriting discounts and fees and expenses, if any, of counsel or other advisers to Sylvan and the Goldman Stockholders only as the same applies to the registration contemplated by this Section 4.02. Other than as described in this Section, Sylvan is under no other obligations to (i) register any of the Exchange Shares on behalf of the Goldman Stockholders under the Securities Act (ii) conduct, arrange or coordinate any distribution of the Exchange Shares, (iii) retain any underwriters in connection with the negotiation and/or distribution of the Exchange Shares or (iv) assist the Goldman Stockholders in complying with any exemption from registration of the Exchange Shares under the Securities Act.

   Section 4.03  Sylvan Liabilities.  Within 30 days following the Closing, the
                 ------------------
Goldman Stockholders, jointly and severally, agree to remit payment by check in immediatley available funds for the Sylvan Transaction Costs (as defined in Section 5.03 below) by remitting payment to Sylvan at the address provided in
Section 7.03.

                                ARTICLE V
                                CLOSING

   Section 5.01  Closing.  The Closing will take place at the offices of Piper &
                 -------
Marbury, L.L.P., 36 South Charles Street, Baltimore, Maryland 21201 on January 31, 1997 ("Closing Date") at 10:00 a.m. (local time) or such other place and time as the parties may agree upon.

   Section 5.02  Documents to be Delivered by Goldman and the Goldman
                 ----------------------------------------------------
Stockholders.  At the Closing, pursuant to this Agreement, Goldman shall
------------
deliver, or cause to be delivered, to Sylvan the following:

         (a) Bills of sale or other instruments that effectuate the transfer of the Goldman Assets;

         (b) Good standing certificate of Goldman issued by the State of Illinois;

         (c) Certified copy of corporate resolutions authorizing the transaction contemplated by this Agreement; and

         (d) Executed direction of Goldman directing distribution of the Exchange Shares directly to the Goldman Stockholders.

   Section 5.03  Documents to be Delivered by Sylvan.  At the Closing, pursuant
                 -----------------------------------
to this Agreement, Sylvan shall deliver the following:

         (a) One or more stock certificates representing Exchange Shares issued hereunder;

         (b) Good standing certificate of Sylvan issued by the State of Maryland;

         (c) Certified copy of corporate resolutions authorizing the transactions contemplated by this Agreement; and

         (d) An invoice for the costs and expenses incurred by Sylvan in connection with the negotiation and preparation of this Agreement and related transaction documents and the consummation of the transactions contemplated hereby and thereby, in the amounts listed on Exhibit B hereto (the "Sylvan Transaction Costs").

                                  ARTICLE VI
                                INDEMNIFICATION

   Section 6.01  Indemnification by Goldman and the Goldman Stockholders.
                 -------------------------------------------------------
Goldman and each of the Goldman Stockholders hereby, jointly and severally, covenant and agree to indemnify and hold harmless Sylvan and each subsidiary, affiliate, director, officer, agent and representative of Sylvan (the "Sylvan Affiliates") and each of their respective assigns at all times from and after the Closing against and in respect of the following:

         (a) any liability, loss, damage or expense resulting from any misrepresentation, breach of representation or warranty or non-fulfillment of any agreement or covenant on the part of Goldman or the Goldman Stockholders under this Agreement, or from any inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by Goldman or the Goldman Stockholders hereunder; and

         (b) all claims, actions, suits, proceedings, demands, assessments, judgements, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 6.01, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of Sylvan hereunder.

   Section 6.02  Indemnification by Sylvan.  Sylvan hereby covenants and agrees
                 -------------------------
to indemnify and hold harmless Goldman or the Goldman Stockholders and each affiliate, director, officer, agent and representative of Goldman or the Goldman Stockholders (the "Goldman Affiliates") against and in respect of the following:

         (a) any liability, loss, damage or expense resulting from any misrepresentation, breach of representation or warranty or non-fulfillment of any agreement or covenant on the part of Sylvan under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by Sylvan hereunder;

         (b) all claims, actions, suits, proceedings, demands, assessments, judgements, costs, reasonable attorneys' fees and expense of any nature incident to any of the matters indemnified against pursuant to this Section 6.02, including without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of Goldman or the Goldman Stockholders hereunder; and

         (c) failure to take or omit to take any and all actions required or recommended by its respective counsel to cause the transaction to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(C) of the Code for federal income tax purposes.

   Section 6.03  Notice and Defense.  If at any time a party entitled to
                 ------------------
indemnification hereunder (the "Indemnitee") shall receive notice of any asserted liability, damage, loss or expense (together, a "Loss") claimed to give rise to indemnification hereunder, the Indemnitee shall promptly give notice thereof ("Claims Notice") to the party obligated to provide indemnification (the "Indemnitor") of such Loss. The Claims Notice shall set forth a brief description of the Loss, and, if known, the amount of the Loss that has been or may be suffered by the Indemnitee. The final determination of a Loss shall be calculated after the Indemnitee has determined the tax benefit or insurance recovery related to such Loss, if any. Thereafter, the Indemnitor shall have, at its election, the right to compromise or defend any such matter at Indemnitor's sole cost and expense through counsel chosen by the Indemnitor and approved by the Indemnitee (which approval shall not unreasonably be withheld); provided, however, that any such compromise or defense shall be conducted in a manner which is reasonable and not contrary to the Indemnitee's interest and the Indemnitee shall in all events have a right to veto any such compromise or defense which is unreasonable or which would jeopardize in any material respect any assets or business of the Indemnitee or any of its affiliates or increase the potential liability of, or create a new liability for, the Indemnitee or any of its affiliates and, provided further that the Indemnitor shall in all events indemnify the Indemnitee and its affiliates against any damage resulting from the manner in which such matter is compromised or defended. In the event that the Indemnitor does so undertake to compromise and defend a claim, the Indemnitor shall notify the Indemnitee of its intention to do so. Even if the Indemnitor undertakes to compromise or defend a claim, the Indemnitee shall have the right to settle any matter for which a claim for indemnification has been made hereunder upon notice to the Indemnitor and by waiving any right against Indemnitor with respect to such matter. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise of or defending of any such liabilities or claims. In addition, the non-defending party shall at all times be entitled to monitor such defense through the appointment, at its own costs and expense, of advisory counsel of its own choosing.

   Section 6.04  Survival.  The representations, warranties and agreements made
                 --------
by the Parties in this Agreement and in any other certificates and documents delivered at the Closing, including the indemnification rights and obligations of the Parties set forth in Sections 6.01 and 6.02 hereof, shall survive the Closing under this Agreement.

                                  ARTICLE VII
                                 MISCELLANEOUS

   Section 7.01  Remedies Not Exclusive.  No remedy conferred by any of the
                 ----------------------
specific provisions of this Agreement or any other transaction document is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

   Section 7.02  Parties Bound.  Except to the extent otherwise expressly
                 -------------
provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

   Section 7.03  Notices.  All notices, reports, records or other communications
                 -------
that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

If to Sylvan, addressed to:

   B. Lee McGee
   Sylvan Learning Systems, Inc.
   1000 Lancaster Street
   Baltimore, MD 21202

With copies to:

   Jill C. Nord, Esq.
   Piper & Marbury LLP
   36 S. Charles Street
   Baltimore, MD 21201

If to Goldman or the Goldman Stockholders, addressed to:

   Goldman Acquisition Corp.
   c/o Tom Wippman
   650 Dundee Road
   Northbrook, IL  60062

With copies to:

   Saul E. Rudo, Esq.
   Katten Muchin & Zavis
   525 West Monroe Street
   Suite 1600
   Chicago, IL 60661-3693

or to such other address as such party may have given to the other parties by notice pursuant to this Section 7.03. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

   Section 7.04  Choice of Law.  This Agreement shall be construed, interpreted,
                 -------------
and the rights of the parties determined in accordance with, the laws of the State of Maryland except with respect to matters of law concerning the internal affairs of any corporate or partnership entity which is a party to or the subject of this Agreement, and as to those matters the law of the state of incorporation or organization of the respective entity shall govern. The Parties agree that if a controversy or claim between or among them arises out of or in relation to this Agreement and results in litigation, the courts of Maryland or the courts of the United States of America located in Maryland shall have jurisdiction to hear and decide such matter, and the Parties hereby submit to jurisdiction to such courts.

   Section 7.05  Entire Agreement; Amendments and Waivers. This Agreement, the
                 ----------------------------------------
other transaction documents and all schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

   Section 7.06  Attorneys' Fees.  Except as otherwise specifically provided
                 ---------------
herein, if any action or proceeding is brought by any party with respect to this Agreement or the other transaction documents, or with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

   Section 7.07  Further Assurances.  From time to time hereafter and without
                 ------------------
further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement and related transaction documents or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder or the purposes of this Agreement.

   Section 7.08  No Tax Representations.  Each party acknowledges that it is
                 ----------------------
relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions.

   Section 7.09  No Rights as Stockholder.  The Goldman Stockholders shall not
                 ------------------------
have any rights as a stockholder with respect to any Exchange Shares until there have been issued a stock certificate in their names for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date any such stock certificate is issued.

   Section 7.10  Multiple Counterparts.  This Agreement may be executed in one
                 ---------------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   Section 7.11  Headings.  The headings of the several Articles and Sections
                 --------
herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

   Section 7.12  Severability.  Each article, section, subsection and lesser
                 ------------
section of this Purchase Agreement constitutes a separate and distinct undertaking, covenants or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

   Section 7.13  Gender and Number.  Whenever the context of this Agreement
                 -----------------
requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date set forth below their respective signatures.


SYLVAN LEARNING SYSTEMS, INC.           GOLDMAN ACQUISITION CORP.


By:      /s/ B. Lee McGee                By:    /s/ Bruce L. Goldman
         -----------------------------         --------------------

Its:     Senior Vice President and CFO  Its:   President
         -----------------------------         --------------------

Date:    January 31, 1997               Date:  January 31, 1997
         -----------------------------         --------------------



THE GOLDMAN STOCKHOLDERS


   /s/ Douglas L. Becker             /s/ Jill E. Becker
   ----------------------------      ----------------------
   Douglas L. Becker                 Jill E. Becker


   /s/ Bruce L. Goldman                /s/ R. Christopher Hoehn-Saric
   ----------------------------        ---------------------------------
   Bruce L. Goldman                    R. Christopher Hoehn-Saric


   /s/ Kathy J. Taslitz              KJT ANNUITY TRUST U/A/D/12/15/93
   ----------------------------
   Kathy J. Taslitz

                                      By: /s/ Steven Taslitz
                                          --------------------------------------
                                          Steven Taslitz, Trustee


                                      By: /s/ Bruce L. Goldman
                                          --------------------------------------
                                          Bruce Goldman, Trustee